UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 16, 2016

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1649 West Frankford Road

Carrollton, TX 75007

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 21, 2016, CyrusOne Inc., a Maryland corporation (the “Company”), completed its previously announced public offering (the “Offering”) of 6,900,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), which included 900,000 shares of Common Stock sold pursuant to the option granted to the underwriters by the Company.

In connection with the Offering, on March 16, 2016, the Company, CyrusOne GP, a Maryland statutory trust, and CyrusOne LP, a Maryland limited partnership (the “Operating Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters specified therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters up to 6,900,000 shares of Common Stock (including 900,000 shares of Common Stock pursuant to an option granted to the Underwriters by the Company) pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-194771). The above summary is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

The opinion of Venable LLP, relating to the validity of the Common Stock offered and sold pursuant to the Underwriting Agreement, is filed herewith as Exhibit 5.1.

Amended and Restated Credit Agreement

On March 17, 2016, the Operating Partnership entered into a first amended and restated credit agreement (the “Amended Credit Agreement”), which amended and restated in its entirety the credit agreement governing its senior unsecured revolving credit facility and senior unsecured term loan facility, originally dated as of October 9, 2014 (as previously amended, the “Credit Agreement”), among the Operating Partnership, as borrower, the lenders party thereto (the “Lenders”), KeyBank National Association (“KeyBank”), as administrative agent for the Lenders, JPMorgan Chase Bank, N.A., as syndication agent, and KeyBanc Capital Markets Inc., J.P. Morgan Securities LLC, TD Securities (USA) LLC, Barclays Bank PLC and RBC Capital Markets, as joint lead arrangers and joint bookrunners, and the Company and certain of its subsidiaries entered into a first amended and restated guaranty (the “Amended Guaranty”) relating to the Amended Credit Agreement, which amended and restated in its entirety the guaranty relating to the Credit Agreement.

The Amended Credit Agreement, among other things, provides for an additional $250.0 million senior unsecured term loan facility (the “Term Loan B”), in addition to (i) the existing $300.0 million senior unsecured term loan facility (the “Term Loan A”, and together with the Term Loan B, the “Term Loans”) and (ii) the existing $650.0 million senior unsecured revolving credit facility (the “Revolving Loans”, and together with the Term Loans, the “Loans”). The terms and conditions of the Revolving Loans and the Term Loan A under the Amended Credit Agreement are substantially the same as those under the Credit Agreement. Loans under the Term Loan B are scheduled to mature on September 17, 2021 and otherwise have terms and conditions that are substantially the same as those applicable under the Term Loan A. Loans under the Term Loan B will initially bear interest at a rate of LIBOR + 1.65%. The Amended Credit Agreement has an accordion feature, under which the Operating Partnership may request an increase in the total commitments up to an amount not to exceed $250.0 million in the aggregate across the Loans. The Amended Credit Agreement also effects certain technical amendments to the Credit Agreement.

On March 17, 2016, the Operating Partnership borrowed $250.0 million in loans under the Term Loan B. The net proceeds of such loans have been applied to repay outstanding Revolving Loans.

The above description is only a summary of certain provisions of the Amended Credit Agreement and the Amended Guaranty and is qualified in its entirety by reference to the provisions of the Amended

Credit Agreement and exhibits thereto (including the form of the Amended Guaranty), a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K under the caption “Amended and Restated Credit Agreement” is incorporated by reference into this Item 2.03.

ITEM 8.01 — Other Events.

On March 21, 2016, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated March 16, 2016, by and among CyrusOne Inc., CyrusOne GP, CyrusOne LP and Goldman, Sachs & Co., Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters specified therein.

5.1	Opinion of Venable LLP.
10.1

First Amended and Restated Credit Agreement, dated as of March 17, 2016, among CyrusOne LP, the lenders party thereto, KeyBank National Association, as agent for the lenders, JPMorgan Chase Bank, N.A., as syndication agent, and KeyBanc Capital Markets Inc., J.P. Morgan Securities LLC, TD Securities (USA) LLC, Barclays Bank PLC and RBC Capital Markets, as joint lead arrangers and joint bookrunners.

23.1	Consent of Venable LLP (included as part of Exhibit 5.1).
99.1	Press Release dated March 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: March 21, 2016	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated March 16, 2016, by and among CyrusOne Inc., CyrusOne GP, CyrusOne LP and Goldman, Sachs & Co., Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters specified therein.

5.1	Opinion of Venable LLP.
10.1

First Amended and Restated Credit Agreement, dated as of March 17, 2016, among CyrusOne LP, the lenders party thereto, KeyBank National Association, as agent for the lenders, JPMorgan Chase Bank, N.A., as syndication agent, and KeyBanc Capital Markets Inc., J.P. Morgan Securities LLC, TD Securities (USA) LLC, Barclays Bank PLC and RBC Capital Markets, as joint lead arrangers and joint bookrunners.

23.1	Consent of Venable LLP (included as part of Exhibit 5.1).
99.1	Press Release dated March 21, 2016.